Exhibit 99.1

CONTACT:  Hilary Ginsberg

       Investor Relations

       (212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

REPORTS THIRD QUARTER 2024 RESULTS

New York, NY, October 30, 2024 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported results for the quarter ended September 30, 2024.

Net loss attributable to common stockholders per diluted share of common stock was ($0.69) for the quarter ended September 30, 2024. Distributable Earnings (a non-GAAP financial measure defined below) and Distributable Earnings prior to net realized loss on investments per share of common stock was ($0.59) and $0.31 for the quarter ended September 30, 2024, respectively.

Massachusetts Healthcare

In March 2022, ARI and other Apollo-managed entities co-originated a 55% loan-to-cost first mortgage loan secured by eight hospitals in Massachusetts. ARI’s pro-rata interest in the commercial mortgage loan represented 41.2% of the original whole loan amount. The loan was made in connection with the capitalization of a joint venture between two parties and eight property owner subsidiaries of the joint venture (the “Borrowers”) to own the hospitals which were leased to Steward Health Care (“Steward”), who served as operator. ARI and other Apollo-managed entities (“Apollo Co-Lenders”) did not lend to Steward and do not have any involvement in Steward’s operation of the hospitals or performance under the lease.

During the three months ended September 30, 2024, ARI ceased accruing interest on its loan and debt service payments received in July through September 2024 reduced the carrying value of the loan. During the three months ended September 30, 2024, ARI recorded a $127.5 million Specific CECL Allowance which was written-off on resolution of the loan during the same period. On September 4, 2024, ARI and Apollo Co-Lenders, through a joint venture, acquired title to one of the eight hospitals that previously secured the loan. On September 26, 2024, the hospital was taken by eminent domain by the Commonwealth of Massachusetts (the “Commonwealth”). In conjunction with this taking, ARI recorded a realized loss representing the difference between ARI’s allocation of the amount to be paid by the Commonwealth for the taking and ARI’s allocation of the loan related to the underlying property. ARI and Apollo Co-Lenders have challenged the Commonwealth’s taking of the hospital by eminent domain in Massachusetts court. If the challenge is not successful, ARI and Apollo Co-Lenders intend to further challenge the valuation of the hospital from which the amount to be paid by the Commonwealth was determined. If successful, ARI and other Apollo Co-Lenders may receive additional recovery of realized losses. The amount to be paid by the Commonwealth is $21.9 million ($9.0 million attributable to ARI), while the 2024 tax assessed value of the hospital was $200.8 million. On September 30, 2024, the guarantors made a guaranty payment on the loan and Borrowers transferred the deeds of the remaining seven hospitals into escrow, thereby releasing the Borrowers from their obligation under the loan agreement. Accordingly, ARI wrote-off the remaining Specific CECL Allowance and recorded a realized loss representing the difference between the loan’s remaining amortized cost basis and the allocation of the fair value of the seven remaining hospitals, less costs to sell, per the executed purchase and sale agreements and appraised values, where applicable, of the properties underlying the deeds in escrow. In aggregate, ARI recorded a $127.5 million realized loss within net realized loss on investments in its September 30, 2024 condensed consolidated statement of operations, and all Specific CECL Allowances related to ARI’s loan were written off.

As of September 30, 2024, ARI recorded $159.7 million in other assets on its condensed consolidated balance sheet consisting of an equity method interest in the joint venture with other Apollo-managed entities and an interest in the property deeds in escrow. ARI did not hold title to the underlying properties as of September 30, 2024.

Subsequently, on October 1, 2024, five of the seven hospitals were sold to third parties, and the proceeds were allocated among ARI and other Apollo Co-Lenders based on its pro-rata interests in the commercial mortgage loan.

ARI issued a detailed presentation of the Company’s quarter ended September 30, 2024 results, which can be viewed at www.apollocref.com.

Conference Call and Webcast

The Company will hold a conference call to review third quarter results on October 31, 2024 at 9am ET. To register for the call, please use the following link:

https://register.vevent.com/register/BIa37467c5213342ac9459168840830682

After you register, you will receive a dial-in number and unique pin. The Company will also post a link in the Stockholders’ section on ARI’s website for a live webcast. For those unable to listen to the live call or webcast, there will be a webcast replay link posted in the Stockholders’ section on ARI’s website approximately two hours after the call.

Distributable Earnings

“Distributable Earnings,” a non-GAAP financial measure, is defined as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization related to real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, and (v) provision for loan losses.

As a REIT, U.S. federal income tax law generally requires the Company to distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that the Company pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Given these requirements and the Company’s belief that dividends are generally one of the principal reasons shareholders invest in a REIT, the Company generally intends over time to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable Earnings is a key factor considered by the Company’s board of directors in setting the dividend and as such the Company believes Distributable Earnings is useful to investors.

During the nine months ended September 30, 2024, the Company recorded in the consolidated statement of operations realized losses on the sale of a commercial mortgage loan secured by a hotel in Honolulu, Hawaii, and the extinguishment of a commercial mortgage loan secured by a portfolio of eight hospitals in Massachusetts.

The Company believes it is useful to its investors to also present Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt, in applicable periods, to reflect its operating results because (i) the Company’s operating results are primarily comprised of earning interest income on its investments net of borrowing and administrative costs, which comprise the Company’s ongoing operations and (ii) it has been a useful factor related to the Company’s dividend per share because it is one of the considerations when a dividend is determined. The Company believes that its investors use Distributable Earnings and Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers.

A significant limitation associated with Distributable Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Distributable Earnings may not be comparable to similarly titled measures of other companies, that use different calculations. As a result, Distributable Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP. Distributable Earnings are reduced for realized losses on loans which include losses that management believes are near certain to be realized.

A reconciliation of Distributable Earnings to GAAP net income (loss) available to common stockholders is included in the detailed presentation of the Company’s quarter ended September 30, 2024 results, which can be viewed at www.apollocref.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $696 billion of assets under management at June 30, 2024.

Additional information can be found on the Company’s website at www.apollocref.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: higher interest rates and inflation; market trends in the Company’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.